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                                                                   Exhibit 23.1


                        Consent of Independent Auditors


   We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 25, 2003, in the Registration Statement (Form S-1 No. [ ]) and related Prospectus of Trump Casino Holdings for the registration of 17 5/8% Second Priority Mortgage Notes due 2010.


                                          /S/  ERNST & YOUNG LLP
Philadelphia, Pennsylvania
May 28, 2003